[LETTERHEAD OF BROAD AND CASSEL]

                                  June 28, 1996

Commodore Holdings Limited
4000 Hollywood Boulevard
Suite 385, South Tower
Hollywood, Florida 33021

         Re:  Registration Statement on Form S-1
              Registration No. 333-01270
              ----------------------------------

Dear Sirs:

     In connection with the above-captioned registration statement on Form S-1 (the "Registration Statement") filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder (the "Rules"), we have been requested to render our opinion as to the matters hereinafter set forth.

     In this regard, we have reviewed copies of the Registration Statement and the prospectus (the "Prospectus") relating to the sale of 1,000,000 Units of Commodore Holdings Limited (the "Company"). Each Unit consists of one share of Common Stock and one Warrant to purchase one-half share of Common Stock. (The Prospectus, together with the prospectus relating to the sale of 4,531,933 shares of the Common Stock of the Company in a concurrent offering by Selling Stockholders (as defined in the Prospectuses), are hereinafter referred to as the "Prospectuses".) We have also made such other investigations of fact and law and have examined the originals, or copies authenticated to our satisfaction, of such documents, records, certificates or other instruments as in our judgment are necessary or appropriate to render the opinion expressed below.

     Based on the foregoing, the section entitled "Certain Tax Considerations" in each of the Prospectuses reflects, under currently applicable law, our opinion as to the material substantive United States Federal income tax consequences that apply to the Company, the Units, the Common Stock and the Warrants.

Commodore Holdings Limited
June 28, 1996
Page 2

     We consent to the use of this opinion as an exhibit to Amendment No. 3 to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the Prospectuses included in the Registration Statement. In giving this consent we do not hereby agree that we come within the category of persons whose consent is required by the Act or the Rules.

                                               Sincerely yours,


                                               /s/ Broad and Cassel
                                               BROAD AND CASSEL